UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2006

UnitedHealth Group Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

UnitedHealth Group Center, 9900 Bren Road East , Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-936-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2006, the Board of Directors of UnitedHealth Group Incorporated (the "Company") determined that, effective immediately, only annual cash retainers and cash attendance fees for regularly scheduled quarterly board or committee meetings may be converted into nonqualified options to purchase shares of common stock of the Company. Prior to this action and as disclosed in the Company's proxy statement for its 2006 Annual Meeting of Shareholders, each non-employee director of the Company could elect to convert annual cash retainers and all cash board and committee meeting attendance fees, including those for special meetings, into nonqualified options to purchase shares of common stock of the Company. The Board of Directors believes it is more appropriate to pay directors in cash for special meeting attendance fees, rather than provide compensation in option grants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnitedHealth Group Incorporated

June 30, 2006	By:	Dannette L. Smith

Name: Dannette L. Smith
Title: Deputy General Counsel & Assistant Secretary